Exhibit 99.1

Envista Holdings Corporation Prices $435.0 Million Convertible Senior Notes Offering

BREA, Calif.—(PRNewswire)—August 7, 2023—Envista Holdings Corporation (NYSE: NVST) (“Envista”) today announced the pricing of its offering of $435,000,000 in aggregate principal amount of its 1.75% Convertible Senior Notes due 2028 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The issuance and sale of the notes are scheduled to settle on August 10, 2023, subject to customary closing conditions. Envista also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $65,250,000 aggregate principal amount of notes.

The notes will be senior, unsecured obligations of Envista and will accrue interest at a rate of 1.75% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2024. The notes will mature on August 15, 2028, unless earlier converted, redeemed or repurchased. Before February 15, 2028, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after February 15, 2028, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Envista will settle conversions by (i) paying the principal amount of any such converted notes in cash and (ii) paying or delivering, as applicable, any conversion value in excess of the principal amount of such notes in cash or a combination of cash and shares of Envista’s common stock, at its election, based on the applicable conversion rate(s). However, upon conversion of any notes, the conversion value, which will be determined over a period of multiple trading days, will be paid in cash up to at least the principal amount of the notes being converted. The initial conversion rate is 21.5942 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $46.31 per share of common stock. The initial conversion price represents a premium of approximately 32.5% over the last reported sale price of $34.95 per share of Envista’s common stock on August 7, 2023. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part, for cash at Envista’s option at any time, and from time to time, on or after August 17, 2026 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Envista’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require Envista to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

The notes have been rated Baa3 by Moody’s. This rating is not a recommendation to buy, sell or hold the notes. This rating may be revised or withdrawn at any time and should be evaluated independently of any other rating.

Envista estimates that the net proceeds from the offering will be approximately $422.6 million (or approximately $486.1 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. Envista expects to use approximately $403.0 million of the net proceeds from the offering to pay the cash portion of the consideration in the concurrent exchange transactions described below. Envista intends to use the remainder of the net proceeds for general corporate purposes, which may include subsequently retiring the 2.375% Convertible Senior Notes due 2025 (the “2025 Notes”) by exchanges or redemptions.

Concurrently with the offering, in separate, privately negotiated transactions, Envista expects to enter into exchange agreements with a limited number of holders of the 2025 Notes to exchange or repurchase approximately $401.2 million principal amount of the 2025 Notes for aggregate consideration consisting of approximately $403.0 in cash, which includes accrued interest on the 2025 Notes, and approximately 8.4 million shares of Envista’s common stock. Following the completion of the offering, Envista may engage in additional exchanges, or Envista may repurchase or induce conversions, of the 2025 Notes. Holders of the 2025 Notes that participate in any of these exchanges, repurchases or induced conversions may purchase or sell shares of Envista’s common stock in the open market to unwind any hedge positions they may have with respect to the 2025 Notes or to hedge their exposure in connection with these transactions. These activities may adversely affect the trading price of Envista’s common stock and the notes. Moreover, market activities by holders of the 2025 Notes that participate in the concurrent exchanges may have impacted the initial conversion price of the notes.

In connection with issuing the 2025 Notes, Envista entered into capped call transactions (the “Existing Capped Call Transactions”) with certain financial institutions (the “Existing Option Counterparties”). In connection with the intended exchange of the 2025 Notes, Envista expects to enter into agreements with the Existing Option Counterparties to terminate a portion of the Existing Capped Call Transactions in a notional amount corresponding to the amount of 2025 Notes exchanged or repurchased. In connection with any termination of any of the Existing Capped Call Transactions, Envista expects the Existing Option Counterparties or their respective affiliates to unwind a portion of their related hedge positions by entering into, or unwinding, derivatives transactions with respect to Envista’s common stock economically equivalent to buying shares of Envista’s common stock and/or buying shares of Envista’s common stock in the open market or in secondary market transactions. This hedge unwind activity could increase (or reduce the size of any decrease in) the market price of Envista’s common stock, the 2025 Notes or the notes. Envista cannot predict the magnitude of the market activities described above or the overall effect they will have on the price of Envista’s common stock, the 2025 Notes or the notes.

The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes or issuable pursuant to the concurrent exchange transactions have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes or issuable pursuant to the concurrent exchange transactions, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Envista

Envista is a global family of more than 30 trusted dental brands, including Nobel Biocare, Ormco, DEXIS, and Kerr, united by a shared purpose: to partner with professionals to improve lives. Envista helps its customers deliver the best possible patient care through industry-leading dental consumables, solutions, technology, and services. Its comprehensive portfolio, including dental implants and treatment options, orthodontics, and digital imaging technologies, covers a wide range of dentists' clinical needs for diagnosing, treating, and preventing dental conditions as well as improving the aesthetics of the human smile. With a foundation comprised of the proven Envista Business System (EBS) methodology, an experienced leadership team, and a strong culture grounded in continuous improvement, commitment to innovation, and deep customer focus, Envista is well equipped to meet the end-to-end needs of dental professionals worldwide. Envista is one of the largest global dental products companies, with significant market positions in some of the most attractive segments of the dental products industry.

Forward-Looking Statements

Certain statements in this press release are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, the conditions in the U.S. and global economy, the impact of inflation and increasing interest rates, international economic, political, legal, compliance and business factors, the trading price and volatility of Envista’s common stock, the markets served by Envista and the financial markets, the impact of the COVID-19 pandemic, the impact of Envista’s debt obligations on its operations and liquidity, developments and uncertainties in trade policies and regulations, contractions or growth rates and cyclicality of markets Envista serves, risks relating to product manufacturing, commodity costs and surcharges, Envista’s ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole or limited sources of supply, disruptions relating to war, terrorism, climate change, widespread protests and civil unrest, man-made and natural disasters, public health issues and other events, security breaches or other disruptions of Envista’s information technology systems or violations of data privacy laws, fluctuations in inventory of Envista’s distributors and customers, loss of a key distributor, Envista’s relationships with and the performance of its channel partners, competition, Envista’s ability to develop and successfully market new products and services, Envista’s ability to attract, develop and retain its key personnel, the potential for improper conduct by Envista’s employees, agents or business partners, Envista’s compliance with applicable laws and regulations (including regulations relating to medical devices and the health care industry), the results of Envista’s clinical trials and perceptions thereof, penalties associated with any off-label marketing of Envista’s products, modifications to Envista’s products that require new marketing clearances or authorizations, Envista’s ability to effectively address cost reductions and other changes in the health care industry, Envista’s ability to successfully identify and consummate appropriate acquisitions and strategic investments, Envista’s ability to integrate the businesses it acquires and achieve the anticipated benefits of such acquisitions, contingent liabilities relating to acquisitions, investments and divestitures, Envista’s ability to adequately protect its intellectual property, the impact of Envista’s restructuring activities on its ability to grow, risks relating to currency exchange rates, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product, service or software defects, the impact of regulation on demand for Envista’s products and services, and labor matters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Envista’s SEC filings, including Envista’s Annual Report on Form 10-K for fiscal year 2022 and Envista’s Quarterly reports on Form 10-Q. Envista may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offering or the notes or its ability to effectively apply the net proceeds as described above. These forward-looking statements speak only as of the date of this press release and except to the extent required by applicable law, Envista does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Contact Information

Stephen Keller
Vice President Investor Relations
200 S. Kraemer Blvd., Building E
Brea, CA 92821
Telephone: (714) 817-7000